Exhibit 10.2

UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

:
SECURITIES AND EXCHANGE COMMISSION,	:
450 Fifth Street, N.W.	:
Washington, D.C. 20549-0800,	:
:
Plaintiff,	:	Civ. Action No.
:
v.	:
:
THE TITAN CORPORATION,	:
3033 Science Park Road	:
San Diego, CA 92121-1199	:	CONSENT
:
Defendant.	:
:

CONSENT OF DEFENDANT TITAN
CORPORATION TO ENTRY OF JUDGMENT

1.                                       Defendant, The Titan Corporation (“Defendant” or “Titan”), waives service of a summons and the complaint in this action, enters a general appearance, and admits the Court’s jurisdiction over Titan and over the subject matter of this action, and waives the filing of an answer.

2.                                       Without admitting or denying the allegations of the complaint (except as to personal and subject matter jurisdiction, which Titan admits), Titan hereby consents to the entry of the Final Judgment in the form attached hereto (the “Final Judgment”) and incorporated by reference herein, which, among other things:

(a)            Permanently restrains and enjoins Titan from violating Sections 30A, 13(b)(2)(A), 13(b)(2)(B) and 13(b)(5) of the Securities and Exchange Act of 1934 (“Exchange Act”) [15 U.S.C. §§ 78dd-1; 78m(b)(2)(A) and (B); 78m(b)(5)], and Rule 13b2-1 thereunder [17 C.F.R. § 240.13b2-1];

(b)           Orders Titan to pay disgorgement in the amount of $12,620,000, plus prejudgment interest thereon in the amount of $2,859,195.47;

(c)            Orders Titan to pay a civil penalty in the amount of $13,000,000, pursuant to Sections 21(d) and 32(c) of the Exchange Act [15 U.S.C. §§ 78u(d) and 78ff(c)], but provides this penalty shall be deemed satisfied by full payment of criminal fines, totaling $13,000,000, by Titan in the pending criminal case before the United States District Court for the Southern District of California styled United States v. The Titan Corporation; and

(d)           Orders Titan, through its Board of Directors, within 30 days after the date of entry of the Final Judgment, to retain a qualified independent consultant (the “Consultant”) to review Titan’s policies and procedures as they relate to Titan’s compliance with the books-and-records, internal accounting controls and anti-bribery provisions of the Foreign Corrupt Practices Act, codified at Sections 13(b)(2)(A), 13(b)(2)(B) and 30A of the Exchange Act [15 U.S.C. §§ 78m(b)(2)(A) and (B) and 78dd-1] and to adopt the Consultant’s recommendations.

3.                                       Titan agrees that it shall not seek or accept, directly or indirectly, reimbursement or indemnification from any source, including but not limited to payment made pursuant to any insurance policy, with regard to any civil penalty amounts that Titan pays pursuant to the Final Judgment.  Titan further agrees that it shall not claim, assert, or apply for a tax deduction or tax credit with regard to any federal, state, or local tax for any penalty amounts that Titan pays pursuant to the Final Judgment.

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4.                                       Titan waives the entry of findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure.

5.                                       Titan waives the right, if any, to appeal from the entry of the Final Judgment.

6.                                       Titan enters into this Consent voluntarily and represents that no threats, offers, promises, or inducements of any kind have been made by the Commission or any member, officer, employee, agent, or representative of the Commission to induce Titan to enter into this Consent.

7.                                       Titan agrees that this Consent shall be incorporated into the Final Judgment with the same force and effect as if fully set forth therein.

8.                                       Titan will not oppose the enforcement of the Final Judgment on the ground, if any exists, that it fails to comply with Rule 65(d) of the Federal Rules of Civil Procedure, and hereby waives any objection based thereon.

9.                                       Titan waives service of the Final Judgment and agrees that entry of the Final Judgment by the Court and filing with the Clerk of the Court will constitute notice to Titan of its terms and conditions.  Titan further agrees to provide counsel for the Commission, within thirty days after the Final Judgment is filed with the Clerk of the Court, with an affidavit or declaration stating that Titan has received and read a copy of the Final Judgment.

10.                                 Consistent with 17 C.F.R. § 202.5(f), this Consent resolves only the claims asserted against Titan in this civil proceeding.  Titan acknowledges that no promise or representation has been made by the Commission or any member, officer, employee, agent, or representative of the Commission, with regard to any criminal liability that may have arisen or may arise from the facts underlying this action or immunity from any such criminal liability.  Titan waives any claim of Double Jeopardy based upon the settlement of this proceeding,

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including the imposition of any remedy or civil penalty herein.  Titan further acknowledges that the Court’s entry of a permanent injunction may have collateral consequences under federal or state law and the rules and regulations of self-regulatory organizations, licensing boards, and other regulatory organizations.  Such collateral consequences include, but are not limited to, a statutory disqualification with respect to membership or participation in, or association with a member of, a self-regulatory organization.  This statutory disqualification has consequences that are separate from any sanction imposed in an administrative proceeding.  In addition, in any disciplinary proceeding before the Commission based on the entry of the injunction in this action, Titan understands that it shall not be permitted to contest the factual allegations of the complaint in this action.

11.                                 Titan understands and agrees to comply with the Commission’s policy “not to permit a defendant or respondent to consent to a judgment or order that imposes a sanction while denying the allegation in the complaint or order for proceedings.”  17 C.F.R. § 202.5.  In compliance with this policy, Titan agrees:  (i) not to take any action or to make or permit to be made any public statement denying, directly or indirectly, any allegation in the complaint or creating the impression that the complaint is without factual basis; and (ii) that upon the filing of this Consent, Titan hereby withdraws any papers filed in this action to the extent that they deny any allegation in the complaint.  If Titan breaches this agreement, the Commission may petition the Court to vacate the Final Judgment and restore this action to its active docket.  Nothing in this paragraph affects Titan’s:  (i) testimonial obligations; or (ii) right to take legal or factual positions in litigation or other legal proceedings in which the Commission is not a party.

12.                                 Titan hereby waives any rights under the Equal Access to Justice Act, the Small Business Regulatory Enforcement Fairness Act of 1996, or any other provision of law to pursue

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reimbursement of attorney’s fees or other fees, expenses, or costs expended by Titan to defend against this action.  For these purposes, Titan agrees that Titan is not the prevailing party in this action since the parties have reached a good faith settlement.

13.                                 In connection with this action and any related judicial or administrative proceeding or investigation commenced by the Commission or to which the Commission is a party, Titan (i) agrees to make available its employees and agents to appear and be interviewed by Commission staff at such times and places as the staff requests upon reasonable notice; (ii) will accept service by mail or facsimile transmission of notices or subpoenas issued by the Commission for documents or testimony at depositions, hearings, or trials, or in connection with any related investigation by Commission staff; (iii) appoints Titan’s undersigned attorney as agent to receive service of such notices and subpoenas; (iv) with respect to such notices and subpoenas, waives the territorial limits on service contained in Rule 45 of the Federal Rules of Civil Procedure and any applicable local rules, provided that the party requesting the testimony reimburses Titan’s travel, lodging, and subsistence expenses at the then-prevailing U.S. Government per diem rates; and (v) consents to personal jurisdiction over Titan in any United States District Court for purposes of enforcing any such subpoena.

15.                                 Titan agrees that the Commission may present the Final Judgment to the Court for signature and entry without further notice.

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16.                                 Titan agrees that this Court shall retain jurisdiction over this matter for the purpose of enforcing the terms of the Final Judgment.

Dated:	February 22, 2005	THE TITAN CORPORATION

		By:	/s/ David W. Danjczek

3033 Science Park Road
San Diego, CA 92121-1199

On February 22, 2005, Martin J. Weinstein, a person known to me, personally appeared before me and acknowledged executing the foregoing Consent with full authority to do so on behalf of Titan as its counsel.

/s/ Bonnie Hiran
Notary Public
Commission expires: January 1, 2009

Approved as to form:

/s/ Martin J. Weinstein
Martin J. Weinstein, Esq. (counsel for Titan)
Willkie Farr & Gallagher LLP
1875 K Street, NW
Washington, DC 20006-1238
Phone: (202) 303-1000
Fax: (202) 303-2000

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UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

:
SECURITIES AND EXCHANGE COMMISSION,	:
450 Fifth Street, N.W.	:
Washington, D.C. 20549-0800,	:
:
Plaintiff,	:	Civ. Action No.
:
v.	:
:
THE TITAN CORPORATION,	:
3033 Science Park Road	:
San Diego, CA 92121-1199	:	FINAL JUDGMENT
:
Defendant.	:

FINAL JUDGMENT AS TO THE TITAN CORPORATION

The Securities and Exchange Commission having filed a Complaint and Defendant, The Titan Corporation (“Titan”), having entered a general appearance; consented to the Court’s jurisdiction over Titan and the subject matter of this action; consented to entry of this Final Judgment without admitting or denying the allegations of the Complaint (except as to jurisdiction); waived findings of fact and conclusions of law; and waived any right to appeal from this Final Judgment:

I.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Titan and Titan’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating Section 30A of the Securities Exchange Act of 1934 (the “Exchange Act”) [15 U.S.C. § 78dd-1] by making use of the mails or any means or instrumentalities of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value to –

(1)          any foreign official for purposes of –

(A)(i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) securing any improper advantage; or

(B) inducing such foreign official to use his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business for or with, or directing business to, any person;

(2) any foreign political party or official thereof or any candidate for foreign political office for purposes of –

(A) (i) influencing any act or decision of such party, official, or candidate in its or his official capacity, (ii) inducing such party, official, or candidate to do or omit to do an act in violation of the lawful duty of such party, official, or candidate, or (iii) securing any improper advantage; or

(B) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business for or with, or directing business to, any person; or

(3) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for the purposes of –

(A)(i) influencing any act or decision of such foreign official, political party, party official, or candidate in his or its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or to omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate or, (iii) securing any improper advantage; or

(B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist in obtaining or retaining business for or with, or directing business to, any person.

II.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Titan and Titan’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from violating, directly or indirectly, Sections 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act [15 U.S.C. §§ 78m(b)(2)(A) and 78m(b)(2)(B)] by failing, or causing the failure of any issuer having a class of securities registered pursuant to Section 12 of the Exchange Act [15 U.S.C. § 78l] or that is required to file reports pursuant to Section 15(d) of the Exchange Act [15 U.S.C. § 78o(d)], to

(A) make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer; or

(B) devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (I) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (II) to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

III.

IT IS HEREBY FURTHER ORDERED, ADJUDGED, AND DECREED that Titan and Titan’s agents, servants, employees, attorneys, and all persons in active concert or participation with them who receive actual notice of this Final Judgment by personal service or otherwise are permanently restrained and enjoined from, knowingly circumventing or knowingly failing to implement a system of internal accounting controls, or knowingly falsifying, or directly or indirectly falsifying or causing to be falsified, any book, record, or account described in Section 13(b)(2) of the Exchange Act [15 U.S.C. § 78m(b)(2)], in violation of Section 13(b)(5) of the Exchange Act and Rule 13b2-1 thereunder [15 U.S.C. § 78m(b)(5) and 17 C.F.R. § 240.13b2-1].

IV.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that, within thirty (30) days after the date of entry of this Final Judgment, Titan, through its Board of Directors, shall, at Titan’s expense retain a qualified independent consultant (the “Consultant”), not unacceptable to the staff of the Commission, to review Titan’s policies and procedures as they relate to compliance with the books-and-records, internal accounting controls, and anti-bribery provisions of the Foreign Corrupt Practices Act, codified at Sections 13(b)(2)(A), 13(b)(2)(B) and 30A of the Exchange Act [15 U.S.C. §§ 78m(b)(2)(A) & (B) and 78dd-1].  Titan shall cooperate fully with the Consultant in this review and shall provide the Consultant with access to its files, books, records, personnel and agents as reasonably requested for review.  Within ninety (90) days after appointment, the Consultant shall complete its review and submit a report documenting its findings and making recommendations (the “Report”) to Titan’s Board of Directors, a copy of which shall be transmitted contemporaneously to Richard W. Grime, Assistant Director, Division of Enforcement, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C., 20549-0800.  The Report shall include, without limitation, recommendations concerning policies, procedures and practices necessary to remedy (i) the failures alleged in the complaint, and (ii) any further failures described in the Report.  The Consultant shall have the option to seek an extension of time by making a written request to the Commission staff at the address set forth above, and to Titan.  Within ninety (90) days after receiving the Report, Titan shall adopt and implement all recommendations contained therein; provided, however, that as to any recommendation that Titan believes is unduly burdensome or impractical, Titan may suggest, within thirty (30) days of receiving the Report, an alternative policy or procedure designed to achieve the same objective, submitted in writing to the Consultant and the Commission staff (at the address listed above).  Titan and the Consultant shall then attempt in good faith to reach agreement as to any policy or procedure as to which there is any dispute and the Consultant shall reasonably evaluate any alternative policy or procedure proposed by Titan.  Such discussion and evaluation by Titan and the Consultant shall conclude within sixty (60) days of Titan’s receipt of the Report, whether Titan and the Consultant have reached agreement or not.  At that time, the Consultant shall inform Titan and the Commission (at the address listed above) of his or her determination concerning any recommendation that Titan had believed was unduly burdensome or impractical.  Titan will then abide by the Consultant’s ultimate determinations with regard thereto and shall adopt and implement those recommendations deemed appropriate by the Consultant within ninety (90) days after final agreement or determination by the Consultant.  Within 150 days of receipt of the Consultant’s Report, Titan shall submit an affidavit to the Commission staff (at the address set forth above) certifying that it has adopted and implemented the recommendations of the Consultant.  Titan shall specify in its affidavit that it adopted and implemented all uncontested recommendations within the prescribed initial ninety (90) day period.

To ensure the independence of the Consultant, Titan (i) shall not have the authority to terminate the Consultant without the prior written approval of the Commission staff; and (ii) shall compensate the Consultant, and persons engaged to assist the Consultant, for services rendered pursuant to this Final Judgment at their reasonable and customary rates.  For the period of the engagement and for a period of two (2) years from the completion of the engagement, the Consultant shall not enter into any employment, consultant, attorney-client, auditing or other professional relationship with Titan, or any of its present or former affiliates, directors, officers, partners, employees, or agents acting in their capacity as such.  Any firm with which the Consultant is affiliated or of which he/she is a member, and any person engaged to assist the Consultant in performance of his/her duties under this Final Judgment shall not, without prior written consent of the Commission staff, enter into any employment, consultant, attorney-client, auditing or other professional relationship with Titan, or any of its present or former affiliates, directors, officers, employees, or agents acting in their capacity as such for the period of the engagement and for a period of two (2) years after the engagement.

In the event that Titan is acquired by another company and becomes a wholly-owned subsidiary of the acquiring company before it has fully complied with all of the terms of this section, Titan’s obligations under this section shall remain in effect only as to Titan as a wholly-owned subsidiary. In the event that Titan is acquired by another company and ceases to be a wholly-owned subsidiary of such acquiring company before Titan has fully complied with all of the terms of this paragraph, the acquiring company shall assume Titan’s obligations under this paragraph.  In the event that any Titan subsidiary is acquired and that subsidiary no longer operates as part of a registrant with the Commission under Exchange Act Section 12(b) [15 U.S.C. § 78l(b)], or as part of an entity required to file reports with the Commission pursuant to Exchange Act Section 15(d) [15 U.S.C. § 78o(d)], Titan’s obligations under this paragraph shall not apply to such subsidiary.

V.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Titan shall pay disgorgement of $12,620,000, representing profits gained as a result of the conduct alleged in the Complaint, together with prejudgment interest thereon in the amount of $2,859,195.47, for a total of $15,479,195.47.  Titan shall satisfy this obligation by paying $15,479,195.47 within ten (10) business days after entry of this Final Judgment by certified check, bank cashier’s check, or United States postal money order payable to the Securities and Exchange Commission.  The payment shall be delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Mail Stop 0-3, Alexandria, Virginia 22312, and shall be accompanied by a letter identifying Titan as a defendant in this action; setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment.  A copy of the cover letter and money order or check shall also be sent to Richard W. Grime, Assistant Director, Division of Enforcement, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549-0800.  By making this payment, Titan relinquishes all legal and equitable right, title, and interest in such funds, and no part of the funds shall be returned to Titan.

VI.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Titan shall pay a civil penalty in the amount of $13,000,000, pursuant to Sections 21(d) and 32(c) of the Exchange Act [15 U.S.C. § 78u(d) and 78ff(c)].  This civil penalty shall be deemed satisfied by full payment of criminal fines, totaling $13,000,000, by Titan in the criminal case before the United States District Court for the Southern District of California styled United States v. The Titan Corporation.  In the event that full payment of these criminal fines is not made within thirty (30) days of the date they are imposed, the civil penalty ordered herein shall become immediately due and payable, and Titan shall pay that amount by certified check, bank cashier’s check, or United States postal money order payable to the Securities and Exchange Commission.  The payment shall be delivered or mailed to the Office of Financial Management, Securities and Exchange Commission, Operations Center, 6432 General Green Way, Mail Stop 0-3, Alexandria, Virginia 22312, and shall be accompanied by a letter identifying Titan as a defendant in this action; setting forth the title and civil action number of this action and the name of this Court; and specifying that payment is made pursuant to this Final Judgment.  A copy of the cover letter and money order or check shall also be sent to Richard W. Grime, Assistant Director, Division of

Enforcement, Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549-0800.

VII.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that the Consent is incorporated herein with the same force and effect as if fully set forth herein, and that Titan shall comply with all of the undertakings and agreements set forth therein.

VIII.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that this Court shall retain jurisdiction of this matter pursuant to Rule 65(d) of the Federal Rules of Civil Procedure, for all purposes, including the implementation and enforcement of this Final Judgment.

IX.

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that, there being no just cause for delay, the Clerk of the Court is hereby directed, pursuant to Rule 54(b) of the Federal Rules of Civil Procedure, to enter this Final Judgment forthwith.

SO ORDERED, this              day of                                                       , 2005.

UNITED STATES DISTRICT JUDGE